VEHICLE INFORMATION

PURCHASE & SALE AGREEMENT

GT Motor Cars LLC

20 North Plains Industrial Road, Unit 11 Wallingford, CT 06492 U.S.A

Phone: 1.203.537.1804

Email: gtmotorcarsllc@gmail.com www.gtmotorcarsllc.com

CT License # U8541

STOCK # YEAR: MAKE: MODEL:

1841

2006

FORD GT

VIN: MILEAGE: COLOR:

1FAFP90S06Y400264

374

TUNGSTEN GREY

PURCHASER INFORMATION

NAME: ADDRESS:

CITY / STATE / ZIP:

RSE COLLECTION LLC 350 Lafayette Street, 3R

New York, NY 10012_

TELEPHONE(S): EMAIL:

TERMS OF SALE

SALES PRICE:

OTHER CHARGES:

TRADE PAYOFF: DEALER ADMIN FEE:

SALES TAX:

N/A N/A N/A

N/A

$309,000.00

N/A N/A

N/A

VIN:

MILEAGE: TRADE ALLOWANCE:

MODEL: N/A

N/A

N/A

YEAR:

MAKE:

LESS TRADE:

REG FEE:	N/A
TOTAL DUE:	$309,000.00
LESS DEPOSIT:	($20,000.00)
BALANCE DUE:	$289,000.00

ADDITIONAL TERMS OF SALE:

$20,000 IMMEDIATE DEPOSIT DUE WITHIN THREE DAYS,

THE REMAINING BALANCE OF $289,000.00 TO BE PAID FOR BY DECEMBER 11, 2018.

The Term “Numbers Matching” used in our descriptions refers to an engine that has an: engine block casting number and date, engine assembly date and suffix code, and engine VIN/serial number that are present in a manner that is consistent with build sequence of the described vehicle. Numbers Matching does not promise or guarantee originality of the engine, trim tag or vin tag.

PURCHASER SIGNATURE: /s/ Christopher Bruno_DATE: 10/23/18

DEALER SIGNATURE: /s/ JR Amantea

DATE:

10/23/18